GREENBERG
                                        &
                                     Company
                          Certified Public Accountants
                                500 Morris Avenue
                              Springfield, NJ 07081
                        (973) 467-3838 FAX (973) 467-3184


                                          February 25, 2003


Mr. Tim Carruthers
Mr. Corey Sawchuk
President, Chief Executive Officer
and Chief Financial Officers
Daine Industries, Inc.
C/o Westport Cruise Corporation
6603-99th Street
Edmonton, Alberta, Canada T6E 3P7


Dear Messrs. Carruthers and Sawchuk:


This is to confirm that the client-auditor relationship between Daine Industries Inc. (Commission File Number 000-17330) and Greenberg & Company LLC CPA's has ceased.



Sincerely,




By:/s/Greenberg & Company LLC CPA's
------------------------
Greenberg & Company LLC CPA's



Cc: Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Committee
Mail Stop 9-5
450 Fifth Street, NW
Washington, DC 20549